POWER OF ATTORNEY
Each of the undersigned as directors and/or officers of JEFFERSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK, a New York corporation, which have filed or will file with the U.S. Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended; the Investment Company Act of 1940, as amended; and, if applicable, the Securities Exchange Act of 1934, various registration statements and amendments thereto for the registration of current, as well as any future, separate accounts established by said corporation for the purpose of registering under said Act(s) immediate or deferred variable annuity contracts in connection with the separate accounts and contracts listed below:
Variable Annuity Contracts
Separate Account (1940 Act File No.)	1933 Act File Nos.
Jefferson National Life of New York Annuity Account 1 (811-22994)	333-198590
hereby constitute and appoint Eric S. Henderson, Mike Morrone, William M. Stobart, Jamie Ruff Casto, Stephen M. Jackson, and Benjamin W. Mischnick, each of them with power to act without the others, as his/her attorney, with full power of substitution for and in his/her name, place and stead, in any and all capacities, to approve, and sign such Registration Statements, and any and all amendments thereto, with power to affix the corporate seal of said corporation thereto and to attest said seal and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, hereby granting unto said attorneys, and each of them, full power and authority to do and perform all and every act and thing requisite to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming that which said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof. This instrument may be executed in one or more counterparts.
IN WITNESS WHEREOF, the undersigned have herewith set their names as of this 26th day of September, 2023.
/s/ John S. Lopes	/s/ Steven A. Ginnan
JOHN S. LOPES, Director	STEVEN A. GINNAN, Director
/s/ John L. Carter	/s/ Eric S. Henderson
JOHN L. CARTER, Director	ERIC S. HENDERSON, Director
/s/ John A. Reese	/s/ Kaitlin Weber
JOHN A. REESE, Director	KAITLIN WEBER, Director
/s/ Stormi Fuller-Napier	/s/ James D. Benson
STORMI FULLER-NAPIER, Director	JAMES D. BENSON, Officer